As filed with the Securities and Exchange Commission on June 9, 2021
Registration Nos. 333-38511
333-70225
333-56482
333-84862
333-110922
333-125031
333-133962
333-157569
333-166377
333-166379
333-166457
333-166459
333-181140
333-203742
333-202555
333-210520
333-217836
333-217837
333-231483
333-230635

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8
POST-EFFECTIVE AMENDMENT NO. 1 TO:
Form S-8 Registration Statement No. 333-38511
Form S-8 Registration Statement No. 333-70225
Form S-8 Registration Statement No. 333-56482
Form S-8 Registration Statement No. 333-84862
Form S-8 Registration Statement No. 333-110922
Form S-8 Registration Statement No. 333-125031
Form S-8 Registration Statement No. 333-133962
Form S-8 Registration Statement No. 333-157569
Form S-8 Registration Statement No. 333-166377
Form S-8 Registration Statement No. 333-166379
Form S-8 Registration Statement No. 333-166457
Form S-8 Registration Statement No. 333-166459
Form S-8 Registration Statement No. 333-181140
Form S-8 Registration Statement No. 333-203742
Form S-8 Registration Statement No. 333-202555
Form S-8 Registration Statement No. 333-210520
Form S-8 Registration Statement No. 333-217836
Form S-8 Registration Statement No. 333-217837
Form S-8 Registration Statement No. 333-231483
Form S-8 Registration Statement No. 333-230635
UNDER
THE SECURITIES ACT OF 1933

TCF FINANCIAL CORPORATION
(HUNTINGTON BANCSHARES INCORPORATED, AS SUCCESSOR BY MERGER TO TCF FINANCIAL CORPORATION)
(Exact name of registrant as specified in its charter)

Michigan	38-2022454
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Huntington Bancshares Incorporated
as successor by merger to TCF Financial Corporation
41 South High Street
Columbus, Ohio 43287
(614) 480-2265
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chemical Financial Corporation Stock Incentive Plan of 1997
Chemical Financial Corporation 1998 Stock Purchase Plan for Subsidiary Directors
Chemical Financial Corporation Stock Option Plan for Option Holders of Shoreline Financial Corporation
Chemical Financial Corporation 2001 Stock Purchase Plan for Subsidiary and Community Bank Directors
Chemical Financial Corporation Stock Option Plan for Option Holders of Caledonia Financial Corporation
Chemical Financial Corporation 401(K) Savings Plan
Chemical Financial Corporation Stock Incentive Plan of 2006
Chemical Financial Corporation Directors’ Deferred Stock Plan
Chemical Financial Corporation Plan for Participants in the O.A.K. Financial Corporation 1999 Directors’ Stock Option Plan
Chemical Financial Corporation Plan for Participants in the O.A.K. Financial Corporation 1999 Stock Compensation Plan
Chemical Financial Corporation Stock Incentive Plan of 2012
Chemical Financial Corporation Stock Incentive Plan of 2015
Lake Michigan Financial Corporation Stock Incentive Plan of 2012
Lake Michigan Financial Corporation Stock Incentive Plan of 2003
Talmer Bancorp, Inc. 2009 Equity Incentive Plan
Chemical Financial Corporation Stock Incentive Plan of 2017
Chemical Financial Corporation Stock Incentive Plan of 2019
Amended and Restated TCF Financial 2015 Omnibus Incentive Plan
TCF Financial Incentive Stock Program
TCF 401K Plan
TCF 401K Supplemental Plan
(Full Title of Plans)

Jana J. Litsey
General Counsel
Huntington Bancshares Incorporated
as successor by merger to TCF Financial Corporation
41 South High Street
Columbus, Ohio 43287
(Name and address of agent for service)

(614) 480-2265
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a small reporting company)	Small reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to each of the following Registration Statements on Form S-8 (collectively, the “Prior Registration Statements”) is being filed by TCF Financial Corporation (the “Registrant” or “TCF”) to terminate all offerings under the Prior Registration Statements and to deregister any and all shares of TCF common stock, par value $1.00 per share (the “Shares”), together with any and all plan interests and other securities registered but unsold as of the date hereof thereunder (note that the share numbers listed below do not take into account any applicable corporate actions, such as stock splits, that may have been taken in the interim):

1.
Registration Statement on Form S-8, File No. 333-38511, filed with the Securities and Exchange Commission (the “Commission”) on October 22, 1997, registering the offer and sale of 500,000 Shares issuable pursuant to the Chemical Financial Corporation Stock Incentive Plan of 1997.

2.
Registration Statement on Form S-8, File No. 333-70225, filed with the Commission on January 7, 1999, registering the offer and sale of 25,000 Shares issuable pursuant to the Chemical Financial Corporation 1998 Stock Purchase Plan for Subsidiary Directors.

3.
Registration Statement on Form S-8, File No. 333-56482, filed with the Commission on March 2, 2001, registering the offer and sale of 39,879 Shares issuable pursuant to the Chemical Financial Corporation Stock Option Plan for Option Holders of Shoreline Financial Corporation.

4.
Registration Statement on Form S-8, File No. 333-84862, filed with the Commission on March 25, 2002, registering the offer and sale of 75,000 Shares issuable pursuant to the Chemical Financial Corporation 2001 Stock Purchase Plan for Subsidiary and Community Bank Directors.

5.
Registration Statement on Form S-8, File No. 333-110922, filed with the Commission on December 4, 2003, registering the offer and sale of 232,514 Shares issuable pursuant to the Chemical Financial Corporation Stock Option Plan for Option Holders of Caledonia Financial Corporation.

6.
Registration Statement on Form S-8, File No. 333-125031, filed with the Commission on May 18, 2005, registering the offer and sale of 150,000 Shares issuable pursuant to the Chemical Financial Corporation 401(K) Savings Plan.

7.
Registration Statement on Form S-8, File No. 333-133962, filed with the Commission on May 10, 2006, registering the offer and sale of 1,000,000 Shares issuable pursuant to the Chemical Financial Corporation Stock Incentive Plan of 2006.

8.
Registration Statement on Form S-8, File No. 333-157569, filed with the Commission on February 27, 2009, registering the offer and sale of 400,000 Shares issuable pursuant to the Chemical Financial Corporation Directors’ Deferred Stock Plan.

9.
Registration Statement on Form S-8, File No. 333-166377, filed with the Commission on April 29, 2010, registering the offer and sale of 250,000 Shares issuable pursuant to the Chemical Financial Corporation 401(K) Savings Plan.

10.
Registration Statement on Form S-8, File No. 333-166379, filed with the Commission on April 29, 2010, registering the offer and sale of 100,000 Shares issuable pursuant to the Chemical Financial Corporation 2001 Stock Purchase Plan for Subsidiary and Community Bank Directors.

11.
Registration Statement on Form S-8, File No. 333-166457, filed with the Commission on May 3, 2010, registering the offer and sale of 3,477 Shares issuable pursuant to the Chemical Financial Corporation Plan for Participants in the O.A.K. Financial Corporation 1999 Directors’ Stock Option Plan.

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12.
Registration Statement on Form S-8, File No. 333-166459, filed with the Commission on May 3, 2010, registering the offer and sale of 22,948 Shares issuable pursuant to the Chemical Financial Corporation Plan for Participants in the O.A.K. Financial Corporation 1999 Stock Compensation Plan.

13.
Registration Statement on Form S-8, File No. 333-181140, filed with the Commission on May 4, 2012, registering the offer and sale of 1,000,000 Shares issuable pursuant to the Chemical Financial Corporation Stock Incentive Plan of 2012.

14.
Registration Statement on Form S-8, File No. 333-203742, filed with the Commission on April 30, 2015, registering the offer and sale of 1,300,000 Shares issuable pursuant to the Chemical Financial Corporation Stock Incentive Plan of 2015.

15.
Registration Statement on Form S-8, File No. 333-202555, filed with the Commission on June 2, 2015, registering the offer and sale of 132,981 Shares issuable pursuant to the Lake Michigan Financial Corporation Stock Incentive Plan of 2012 and the Lake Michigan Financial Corporation Stock Incentive Plan of 2003.

16.
Registration Statement on Form S-8, File No. 333-210520, filed with the Commission on September 1, 2016, registering the offer and sale of 3,509,323 Shares issuable pursuant to the Talmer Bancorp, Inc. 2009 Equity Incentive Plan.

17.
Registration Statement on Form S-8, File No. 333-217836, filed with the Commission on May 10, 2017, registering the offer and sale of 1,750,000 Shares issuable pursuant to the Chemical Financial Corporation Stock Incentive Plan of 2017.

18.
Registration Statement on Form S-8, File No. 333-217837, filed with the Commission on May 10, 2017, registering the offer and sale of 300,000 Shares issuable pursuant to Chemical Financial Corporation 401(K) Savings Plan.

19.
Registration Statement on Form S-8, File No. 333-231483, filed with the Commission on May 15, 2019, registering the offer and sale of 2,400,000 Shares issuable pursuant to the Chemical Financial Corporation Stock Incentive Plan of 2019.

20.
Registration Statement on Form S-8, File No. 333-230635, filed with the Commission on August 1, 2019, registering the offer and sale of 3,310,000 Shares issuable pursuant to the Amended and Restated TCF Financial 2015 Omnibus Incentive Plan, the TCF Financial Incentive Stock Program, the TCF 401K Plan and the TCF 401K Supplemental Plan, each as amended and restated.

On December 13, 2020, the Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Huntington Bancshares Incorporated (“Huntington”), pursuant to which, on June 9, 2021, the Registrant merged with and into Huntington, with Huntington continuing as the surviving corporation (the “Merger”).

In connection with the Merger, the Registrant has terminated all offerings of the Registrant’s securities pursuant to the Prior Registration Statements.  Accordingly, pursuant to the undertakings made by the Registrant in the Prior Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, this Post-Effective Amendment No. 1 hereby removes from registration all of such securities registered under the Prior Registration Statements that remain unsold as of the date of this Post-Effective Amendment No. 1.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Prior Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on June 9, 2021.

HUNTINGTON BANCSHARES INCORPORATED
(as successor by merger to TCF Financial Corporation)

By:	/s/ Jana J. Litsey
Jana J. Litsey
General Counsel

No other person is required to sign this Post-Effective Amendment No. 1 to the Prior Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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